Exhibit 99.1

FOR IMMEDIATE RELEASE

AcelRx and Grünenthal Announce Collaboration

for EU Commercialization of ZALVISOTM

- FDA establishes the PDUFA action date of July 27, 2014 for Zalviso -

- Conference Call Scheduled Monday, December 16th 2013 for 8:30 a.m. Eastern Time –

Redwood City, California and Aachen, Germany – December 16, 2013 - AcelRx Pharmaceuticals, Inc. (Nasdaq: ACRX) and Grünenthal GmbH announced today that they have entered into a commercial collaboration, covering the territory of the European Union, certain other European countries and Australia for ZALVISO™ (previously known as ARX-01) for potential use in pain treatment within or dispensed by a hospital, hospice, nursing home or other medically supervised setting. ZALVISO, a drug-device combination product utilizing the opioid agonist sufentanil formulated in a proprietary sublingual tablet formulation and delivered through a pre-programmed, non-invasive proprietary delivery device is AcelRx’s lead program. AcelRx retains all rights in remaining countries, including the U.S. and Asia.

Under the terms of the agreement, AcelRx will receive an upfront cash payment of $30 million. AcelRx is eligible to receive approximately $220 million in additional milestone payments, based upon successful regulatory and product development efforts and net sales target achievements. Grünenthal will also make tiered royalty, supply and trademark fee payments in the mid-teens up to the mid-twenties percent range, on net sales of ZALVISO in the Grünenthal territory.

“As an established leader in providing pain management solutions to patients throughout Europe, Grünenthal is an excellent partner for AcelRx and for ZALVISO,” said Richard King, President and CEO. “Grünenthal’s commercial track record across Europe demonstrates their ability to achieve commercial success in this large market, and will, following regulatory approval, enable patients in Europe suffering with moderate-to-severe pain in a medically supervised setting to receive the benefits of our innovative, patient-centric product ZALVISO.”

“We are extremely pleased to enter into this collaboration with AcelRx and its proven concept of a patient-controlled analgesia system to address a significant unmet medical need, thereby allowing hospitals to avoid the challenges of intravenous line-related infections, as well as freeing hospital personnel from the need to program intravenous infusion pump systems. With ZALVISO Grünenthal is building on its presence in the hospital market, an area that provides us with significant growth opportunities in the mid- and long-term,” said Prof. Eric-Paul Pâques, Grünenthal’s Chief Executive Officer.

Grünenthal will be responsible for all commercial activities for ZALVISO, including obtaining and maintaining pharmaceutical product regulatory approval in the Grünenthal territory. AcelRx will be responsible for maintaining device regulatory approval in the Grünenthal territory and manufacturing and supply of ZALVISO to Grünenthal for commercial sales and clinical trials.

ZALVISO PDUFA Date

In addition, AcelRx announced today that the U.S. Food and Drug Administration (FDA) has established a Prescription Drug User Fee Act (PDUFA) action date of July 27, 2014, for AcelRx’s New Drug Application (NDA) for Zalviso. AcelRx announced on December 2, 2013 that FDA accepted for filing the Zalviso NDA.

Conference Call at 8:30 a.m. Eastern time on Monday, December 16, 2013

AcelRx will conduct a conference call and webcast today, December 16, 2013 at 8:30 a.m. Eastern time (5:30 a.m. Pacific time) to discuss the Grünenthal partnership. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (877) 870-4263 for domestic callers, (855) 669-9657 for Canadian callers, or (412) 317-0790 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Investors section of the company’s website at www.acelrx.com and selecting the webcast link for Grünenthal collaboration conference call. A webcast replay will be available on the AcelRx website for 90 days following the call by visiting the Investors section of the company’s website at www.acelrx.com

About ZALVISO

ZALVISO is an investigational pre-programmed, non-invasive, handheld system that allows hospital patients with moderate-to-severe acute pain to self-dose with sublingual sufentanil microtablets to manage their pain. ZALVISO is designed to address the limitations of IV PCA by offering:

•	A high therapeutic index opioid - ZALVISO uses the high therapeutic index, highly lipophilic opioid sufentanil, enabling delivery via a non-intravenous route, and also supporting fast onset of effect.

•	A non-invasive route of delivery - The sublingual route of delivery used by ZALVISO eliminates the risk of IV-related analgesic gaps and IV complications, such as catheter-related infections in IV PCA treated patients. In addition, because ZALVISO patients do not require direct connection to an IV PCA infusion pump through IV tubing, ZALVISO allows for ease of patient mobility.

•	A simple, pre-programmed PCA solution – ZALVISO is a pre-programmed PCA system designed to eliminate the risk of programming errors.

About AcelRx Pharmaceuticals, Inc.

AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute and breakthrough pain. AcelRx’s lead product candidate, ZALVISO, is designed to solve the problems associated with post-operative intravenous patient-controlled analgesia which has been shown to cause harm to patients following surgery because of the side effects of morphine, the invasive IV route of delivery and the complexity of infusion pumps. AcelRx has announced positive results from each of the three Phase 3 clinical trials for ZALVISO and has submitted an NDA to the FDA seeking its approval. AcelRx has also announced positive top-line results for a Phase 2 trial for ARX-04, a sufentanil formulation for the treatment of moderate-to-severe acute pain, funded through a grant from the U.S. Army Medical Research and Materiel Command. The company has two additional pain treatment product candidates, ARX-02 and ARX-03, which have completed Phase 2 clinical development. For additional information about AcelRx’s clinical programs, please visit www.acelrx.com.

About Grünenthal

The Grünenthal Group is an independent, family-owned, international research-based pharmaceutical company headquartered in Aachen, Germany. Building on its unique position in pain treatment, its objective is to become the most patient-centric company and thus to be a leader in therapy innovation. Grünenthal is one of the last five remaining research-oriented pharmaceutical companies with headquarters in Germany which sustainably invests in research and development. Research and development costs amounted to about 26 percent of revenues in 2012. Grünenthal’s research and development strategy concentrates on selected fields of therapy and state-of-the-art technologies. We are intensely focused on discovering new ways to treat pain better and more effectively, with fewer side-effects than current therapies. Altogether, the Grünenthal Group has affiliates in 26 countries worldwide. Grünenthal products are sold in more than 155 countries. Today, approx. 4,400 employees are working for the Grünenthal Group worldwide. In 2012, Grünenthal achieved revenues of USD 1,251 mn.

More information: www.grunenthal.com.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to potential approval of the NDA for Zalviso in the U.S. and the timing thereof, the potential of approval of the MAA for Zalviso in the EU and the timing thereof, the ability to successfully manufacture Zalviso to meet the requirements of Grünenthal and the therapeutic and commercial potential of Zalviso in the Grünenthal territory. These forward-looking statements are based on AcelRx’s current expectations and inherently involve significant risks and uncertainties. AcelRx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: AcelRx’s ability to receive regulatory approval for Zalviso; any delays or inability to obtain and maintain regulatory approval of AcelRx’s product candidates, including Zalviso, in the United States, Europe, Australia and other countries; the ability to attract additional funding partners or collaborators with development, regulatory and commercialization expertise; the ability to obtain sufficient financing to commercialize Zalviso; the market potential for AcelRx’s other product candidates; the accuracy of AcelRx’s estimates regarding expenses, capital requirements and needs for financing; and other risks detailed in the “Risk Factors” and elsewhere in AcelRx’s U.S. Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q filed with the SEC on November 5, 2013. AcelRx undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations

Contact:

Jim Welch

Chief Financial Officer

650.216.3511

jwelch@acelrx.com

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